UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2005

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 20, 2005, the Compensation Committee of the Board of Directors of LaBranche & Co Inc. (the “Company”) exercised its discretion to authorize the payment by the Company of year-end cash bonuses to the following named executive officers of the Company in the amounts set forth opposite their respective names for the fiscal year ended December 31, 2004:

Name and Title	Amount of Bonus

Michael LaBranche Chairman, Chief Executive Officer and President	$475,000

Alfred O. Hayward, Jr. Executive Vice President, Chief Executive Officer of LaBranche & Co. LLC	$450,000

Harvey S. Traison Senior Vice President and Chief Financial Officer	$175,000

William J. Burke, III Secretary and Chief Executive Officer of LaBranche Financial Services, Inc.	$236,000

These amounts, which are in addition to mid-year bonuses awarded to these named executive officers on August 2, 2004 (in the amounts of $275,000, $160,000, $75,000 and $75,000, respectively), were not awarded pursuant to the Company’s Senior Executive Bonus Plan, under which bonuses with respect to the fiscal year ended December 31, 2004 were not payable.  In determining these bonuses, the Compensation Committee considered (a) the overall performance of the Company’s business in the current economic environment, (b) the performance of these executive officers in steering the Company through a changing market environment, (c) an analysis prepared by consultants retained by the Compensation Committee comparing the Company’s compensation structure to those of its peers and (d) the importance of retaining and properly motivating the Company’s executive officers.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: January 26, 2005	By:	/s/ Harvey S. Traison
Name: Harvey S. Traison
Title: Senior Vice President and Chief Financial Officer